Exhibit 23.1

The following consent is in the form which will be furnished by BDO USA, LLP, an independent registered public accounting firm, upon completion of the 7-for-1 reverse stock split of the common stock of Mavenir Systems, Inc. and its subsidiaries described in Note 17(b) to the financial statements.

/s/ BDO USA, LLP

Dallas, Texas

October 24, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of (i) our report dated April 9, 2013, except for Note 17(b), which is as of November __, 2013, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries and (ii) our report dated December 20, 2012, relating to the consolidated financial statements of Airwide Solutions, Inc. and its subsidiaries, which reports are contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

Dallas, Texas

November     , 2013